Exhibit 21
MASCO CORPORATION
(a Delaware corporation)
Subsidiaries as of January 9, 2009

JURISDICTION OF
Domestic Subsidiaries*	FORMATION
Airex, LLC	Michigan
Alsons Corporation	Michigan
American National Services, Inc.	California
Arrow Fastener Co., Inc.	New Jersey
Avanté Hardware Inc.	Indiana
BCG Transport Co.	Delaware
Beacon Hill Fine Art Corporation	New York
Behr Holdings Corporation	Delaware
Behr Paint Corp.	California
BEHR PAINTS IT!, INC.	California
Behr Process Corporation	California
Benchmark Installation Services, Inc.	California
Blow in Blanket, LLC	Virginia
BPC Realty LLC	Delaware
Brass-Craft Manufacturing Company	Michigan
Brasstech, Inc.	California
Builder Services Group, Inc.	Florida
BuildLogix, Inc.	Delaware
Cabinet Supply, Inc.	Delaware
Canyon Road Corporation	New Mexico
Cell-Pak, LLC	Alabama
Coast Insulation Contractors, Inc.	California
Cobra Products, Inc.	Delaware
ColorAxis, Inc.	California
Delta Faucet Company of Tennessee	Delaware
Delta Faucet of Oklahoma, Inc.	Delaware
Denver Southwest, LLC	North Carolina
DM Land, LLC	Michigan
Door Sales, LLC	Arizona
d-Scan, Inc.	Delaware
EnergySense, Inc.	Delaware
Epic Fine Arts Company	Delaware
Erickson Acquisition 3, LLC	Delaware
Erickson Building Components, a California Limited Partnership	California
Erickson Building Components, LLC	Arizona
Erickson Chandler, LLC	Arizona
Erickson Construction, LLC	Nevada
Erickson Construction, LLC	Arizona
Erickson Construction, LP	California
Erickson Roseville, LLC	California
Hansgrohe, Inc.	Georgia

*	Certain of these entities may also use trade names or other assumed names in the conduct of their business.

JURISDICTION OF
Domestic Subsidiaries*	FORMATION
Houston Enterprises, LLC	Virginia
Industrial Products Co., LLC	Virginia
Insulation Sales of Michigan, LLC	Virginia
Insul-Mart, LLC	Virginia
InsulPro Projects, Inc.	Washington
Jarry Realty, Inc.	Florida
Johnson Products, LLC	Virginia
Landex of Wisconsin, Inc.	Wisconsin
Landex, Inc.	Michigan
Liberty Hardware Mfg. Corp.	Florida
Liberty Hardware Retail & Design Services LLC	Delaware
Lilienthal Insulation Company, LLC	Virginia
Masco Administrative Services, Inc.	Delaware
Masco Bath Corporation	Tennessee
Masco Builder Cabinet Group	Delaware
Masco Building Products Corp.	Delaware
Masco Capital Corporation	Delaware
Masco Conference Training Center: Metamora, Inc.	Michigan
Masco Contractor Services of California, Inc.	California
Masco Contractor Services, LLC	Delaware
Masco Corporation of Indiana	Indiana
Masco Europe, Inc.	Delaware
Masco Framing Corp.	Delaware
Masco HD Support Services, LLC	Delaware
Masco Home Services, Inc.	Delaware
Masco Product Design, Inc.	Delaware
Masco Retail Cabinet Group, LLC	Ohio
Masco Retail Sales Support, Inc.	Delaware
Masco Services Group Corp.	Delaware
Masco Services, Inc.	Delaware
Masco Support Services, Inc.	Delaware
Masco WM Support Services, LLC	Delaware
Masterchem Brands, Inc.	Missouri
Masterchem Industries LLC	Missouri
Milgard Manufacturing Incorporated	Washington
Moore Products, LLC	Virginia
Morgantown Plastics Company	Delaware
NCFII Holdings Inc.	Delaware
North Carolina STM, Inc.	Delaware
Peerless Sales Corporation	Delaware
Precision Framing Systems, Inc.	Delaware
Renfrow Insulation, LLC	Virginia
Renfrow Supply, LLC	Virginia
Retail Cabinet Group Sales Support, LLC	Delaware
Retro Energy Solutions, Inc.	Delaware

*	Certain of these entities may also use trade names or other assumed names in the conduct of their business.

JURISDICTION OF
Domestic Subsidiaries*	FORMATION
Sacramento Insulation Contractors	California
Service Partners Gutter Supply, LLC	Virginia
Service Partners Northwest, LLC	Virginia
Service Partners of Florida, LLC	Virginia
Service Partners of Georgia, LLC	Virginia
Service Partners of the Carolinas, LLC	Virginia
Service Partners Supply, LLC	California
Service Partners, LLC	Virginia
Superior Contracting Corporation	Delaware
Thematic Advertising Productions, LLC	New Jersey
Thermoguard Insulation Company, LLC	Virginia
Tombigbee Transport Corporation	Tennessee
Universal Furniture Limited	Delaware
Vapor Technologies, Inc.	Delaware
Vest Insulation, LLC	Virginia
Watkins Manufacturing Corporation	California
Western Insulation Holdings, LLC	California
Western Insulation, L.P.	California
Williams Consolidated Delaware LLC	Delaware
Williams Consolidated I, Ltd.	Texas

*	Certain of these entities may also use trade names or other assumed names in the conduct of their business.

JURISDICTION OF
Foreign Subsidiaries	FORMATION
Arrow Fastener (U.K.) Limited	United Kingdom
Behr Asia S.á r.l.	Luxembourg
Behr Process Canada Ltd.	Canada
Behr Process Paints (India) Private Limited	India
Brasstech de Mexico, S.A. DE C.V	Mexico
Breuer GmbH	Germany
Bristan Group Limited	United Kingdom
C.P.T. Holding B.V.	Netherlands
Cambrian Windows Limited	United Kingdom
Damixa ApS	Denmark
Damixa Armaturen GmbH	Germany
Damixa B.V.	Netherlands
Damixa S.A.	Belgium
Damixa SARL	France
Delta Faucet (China) Co. Ltd.	China
Delta Faucet (Korea)	Korea
Duraflex Limited	United Kingdom
Hansgrohe AG (Masco Corporation owns 68.35% of Hansgrohe AG (Germany). Hansgrohe AG (Germany) is the ultimate parent company to all of the Hansgrohe companies listed herein.)	Germany
Hansgrohe A.B.	Sweden
Hansgrohe A/S	Denmark

JURISDICTION OF
Foreign Subsidiaries	FORMATION
Hansgrohe AG	Switzerland
Hansgrohe d.o.o.	Croatia
Hansgrohe d.o.o.	Serbia
Hansgrohe Deutschland Vertriebs GmbH	Germany
Hansgrohe India Private Limited	India
Hansgrohe International, GmbH	Germany
Hansgrohe Japan K.K.	Japan
Hansgrohe Ltd.	China
Hansgrohe Middle East & Africa	Cyprus
Hansgrohe OOO	Russia
Hansgrohe S.A.	Argentina
Hansgrohe S.A.	Spain
Hansgrohe S.A.R.L.	France
Hansgrohe S.R.L.	Italy
Hansgrohe Wasselonne, S.A.	France
Hans Grohe B.V.	Netherlands
Hans Grohe CS, s.r.o.	Czech Republic
Hans Grohe Handelsgesellschaft.m.b.H.	Austria
Hans Grohe Kft	Hungary
Hans Grohe Limited	United Kingdom
Hans Grohe Pte. Ltd.	Singapore
Hans Grohe S.A.	Belgium
Hans Grohe Sp. Z.o.o.	Poland
Hot Spring Spas New Zealand	New Zealand
Hüppe B.V.	Netherlands
Hüppe Belgium N.V./S.A.	Belgium
Hüppe GesmbH	Austria
Hüppe GmbH	Switzerland
Hüppe GmbH	Germany
Hüppe Insaat Malzemeleri Sanayi ve Ticaret Anonim Sirketi	Turkey
Hüppe Kft.	Hungary
Hüppe S.á.r.l.	France
Hüppe Sp. z.o.o.	Poland
Hüppe Spain, S.L.	Spain
Hüppe SRO	Czech Republic
InsulPro Industries Inc.	Canada
Jardel Distributors, Inc.	Canada
Liberty Hardware Logistics (Shenzen) Co. Ltd.	China
Liberty Hardware Mfg U.K. Limited	United Kingdom
Masco Asia Pacific Pte Ltd.	Singapore
Masco Belgium BVBA	Belgium
Masco Canada Limited	Canada
Masco Corporation Limited	United Kingdom
Masco Denmark ApS	Denmark
Masco Europe Financial SARL	Luxembourg
Masco Europe Financial SCS	Luxembourg
Masco Europe S.á r.l.	Luxembourg

JURISDICTION OF
Foreign Subsidiaries	FORMATION
Masco Europe SCS	Luxembourg
Masco Germany Holding GmbH	Germany
Masco GmbH	Germany
Masco Home Products Private Limited	India
Masco Home Products S.á r.l.	Luxembourg
Masco Ireland Ltd.	Ireland
Masco UK Window Group Limited	United Kingdom
Mascomex S.A. de C.V.	Mexico
Mirolin Industries Corp.	Ontario
Moore Group Limited	United Kingdom
Moores Furniture Group Limited	United Kingdom
Pontos GmbH	Germany
Premier Manufacturing (PVCU) Limited	United Kingdom
Premier Trade Windows (Wales & West) Ltd.	United Kingdom
RDJ Limited	Bahamas
Tapicerias Pacifico, SA de CV	Mexico
Tempered Products, Inc.	Taiwan
Tvilum-Scanbirk ApS	Denmark
Tvilum-Scanbirk GmbH	Germany
Vapor Tech (China) Co. Ltd.	Brit Virgin Islds
Vapor Tech (China) WOFE	China
Watkins Distribution UK Limited	United Kingdom
Watkins Europe BVBA	Belgium
Weiser Thailand	Thailand